Exhibit 1.1



                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT

                                     Between

                        INTELLIGENT MEDICAL IMAGING, INC.

                                       and

                            JNC OPPORTUNITY FUND LTD.




                            Dated as of June 30, 1998


     CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (this "AGREEMENT"), dated as of June 30, 1998, between Intelligent Medical Imaging, Inc., a Delaware corporation (the "COMPANY"), and JNC Opportunity Fund Ltd., a Cayman Islands corporation (the "PURCHASER").

     WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to purchase from the Company, an aggregate principal amount of $3,000,000 of the Company's 6% Convertible Debentures, due June 30, 2001 (the "DEBENTURES"), which are convertible into shares of the Company's common stock, $.01 par value per share (the "COMMON STOCK").

     IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy are hereby acknowledged, the Company and Purchaser agree as follows:


                                    ARTICLE I
                   PURCHASE AND SALE OF CONVERTIBLE DEBENTURES

     1.1   THE CLOSING

     (a) The Closing. (i) Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase the Debentures for an aggregate purchase price of $3,000,000. The closing of the purchase and sale of the Debentures (the "Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP (the "ESCROW AGENT"), 1290 Avenue of the Americas, New York, New York 10104, or other place as mutually agreed immediately following the execution hereof or such later date as the parties shall agree. The date of the Closing is hereinafter referred to as the "CLOSING DATE."

     (ii) Prior to the Closing, the parties shall deliver or shall cause to be delivered to the Escrow Agent such items as are required to be delivered by them in accordance with and subject to the terms and conditions of the Escrow Agreement, dated as of the date hereof, by and among the Company, the Purchaser and the Escrow Agent, in the form of EXHIBIT E (the "ESCROW AGREEMENT"), including the following: (A) the Company shall deliver (1) the Debentures registered in the name of the Purchaser, (2) a common stock purchase warrant, in the form of EXHIBIT D, registered in the name of the Purchaser, pursuant to which the Purchaser shall have the right at any time and from time to time thereafter through the fifth anniversary date of the Original Issue Date to acquire 120,000 shares of Common Stock at an exercise price per share of $3.923 (the "WARRANT"), (3) the legal opinion of Edwards & Angell, LLP outside counsel to the Company, substantially in the form of EXHIBIT C, and (4) all other documents, instruments and writings required to have been delivered at or prior to the Closing Date by the Company pursuant to this Agreement, including an executed Registration Rights Agreement, dated the date hereof, between the Company and the Purchaser, in the form of EXHIBIT B (the "REGISTRATION RIGHTS AGREEMENT"), and the Irrevocable Transfer Agent Instructions, in the form of EXHIBIT F, delivered to and acknowledged by the Company's transfer agent (the "TRANSFER AGENT INSTRUCTIONS"); and (B) the Purchaser shall deliver (1) $3,000,000 in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose, and (2) all documents, instruments and writings required to have been delivered at or prior to the Closing Date by the Purchaser pursuant to this Agreement, including, without limitation, an executed Registration Rights Agreement; and
(C) each party hereto shall deliver all other executed instruments, agreements and certificates as are required to be delivered hereunder by or on their behalf at the Closing.

     1.2 FORM OF DEBENTURES. The Debentures shall be in the form of EXHIBIT A. .2 FORM OF DEBENTURES. The Debentures shall be in the form of EXHIBIT A.

     1.3 CERTAIN DEFINED TERMS. For purposes of this Agreement, "CONVERSION PRICE," "ORIGINAL ISSUE DATE" and "TRADING DAY" shall have the meanings set forth in Exhibit A; "BUSINESS DAY" shall mean any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.


               ARTICLE II REPRESENTATIONS AND WARRANTIES

     2.1 REPRESENTATIONS AND WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company hereby makes the following representations and warranties to the
Purchaser:

     (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth in SCHEDULE 2.1(A) (collectively the "SUBSIDIARIES"). Each of the Subsidiaries is an entity, duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the full power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of the Securities (as defined below) or any of this Agreement, the Debentures, the Registration Rights Agreement, the Warrant or the Escrow Agreement (collectively, the "TRANSACTION DOCUMENTS"), (y) have or result in a material adverse effect on the results of operations, assets, prospects, or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (z) adversely impair the Company's ability to perform fully on a timely basis its obligations under any of the Transaction Documents (any of (x), (y) or (z), a "MATERIAL ADVERSE EFFECT").

     (b) AUTHORIZATION; ENFORCEMENT. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents, and otherwise to carry out its obligations thereunder. The execution and delivery of each of the
Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. Each of the Transaction Documents has been duly executed by the Company and, when delivered (or filed, as the case may be) in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, by-laws or other charter documents.

     (c) CAPITALIZATION. The number of authorized, issued and outstanding capital stock of the Company is set forth in SCHEDULE 2.1(C). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in SCHEDULE 2.1(C), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures and the Warrant, securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents (as defined below) or SCHEDULE 2.1(C), no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock. A "Person" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

     (d) ISSUANCE OF THE DEBENTURES AND THE WARRANT. The Debentures and the Warrant are duly authorized, and, when issued and paid for in accordance with the terms hereof, shall have been validly issued, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, "LIENS"). The Company has on the date hereof and will, at all times while the Debentures and the Warrant are outstanding, maintain an adequate reserve of duly authorized shares of Common Stock, reserved for issuance to the holders of the Debentures and the Warrant, to enable it to perform its conversion, exercise and other obligations under this Agreement, the Debentures and the Warrant. Such number of reserved and available shares of Common Stock is not less than the sum of (i) 200% of the number of shares of Common Stock which would be issuable upon conversion in full of the Debentures, assuming such conversion occurred on the Original Issue Date or the Filing Date (as defined in the Registration Rights Agreement), whichever yields a lower
Conversion Price, (ii) the number of shares of Common Stock issuable upon exercise of the Warrant, and (iii) the number of shares Common Stock which would be issuable upon payment of interest on the Debentures, assuming each Debenture is outstanding for three years and all interest is paid in shares of Common Stock (such number of shares, the "INITIAL MINIMUM"). All such authorized shares of Common Stock shall be duly reserved for issuance to the holders of such Debentures and Warrant. The shares of Common Stock issuable upon conversion of the Debentures, as payment of interest thereon and upon exercise of the Warrant are collectively referred to herein as the "UNDERLYING SHARES." The Debentures, the Warrant and the Underlying Shares are, collectively, the "SECURITIES." When issued in accordance with the Debentures and the Warrant, in accordance with their respective terms, the Underlying Shares shall have been duly authorized, validly issued, fully paid and nonassessable, free and clear of all Liens.

     (e) NO CONFLICTS. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate of incorporation, bylaws or other charter documents (each as amended through the date hereof), or (ii) subject to obtaining the Required Approvals (as defined below), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, indenture or instrument (evidencing a Company debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and
(iii), as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, could not have or result in a Material Adverse Effect.

     (f) CONSENTS AND APPROVALS. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other Federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filings required pursuant to Section 3.12, (ii) the filing of the Underlying Securities Registration Statement with the Securities and Exchange Commission (the "COMMISSION") meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by the Purchaser, (iii) the application(s) to the Nasdaq National Market (the "NASDAQ") for the listing of the Underlying Shares with the NASDAQ (and with any other national securities exchange or market on which the Common Stock is then listed), (iv) applicable Blue Sky filings and, and (v) in all other cases where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration could not have or result in, individually or in the aggregate, a Material Adverse Effect (the consents, waivers, authorizations, orders, notices and filings referred to in (i)-(v) of this Section are, collectively, the "REQUIRED APPROVALS").

     (g) LITIGATION; PROCEEDINGS. Except as specifically disclosed in the SEC Documents, there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, individually or in the aggregate, have or result in a Material Adverse Effect.

     (h) NO DEFAULT OR VIOLTATION. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred which has not been waived which, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not individually or in the aggregate, have or result in a Material Adverse Effect.

     (i) PRIVATE OFFERING. Assuming the accuracy of the representations and warranties of the Purchaser set forth in Sections 2.2(b)-(h), the offer, issuance and sale of the Securities to the Purchaser as contemplated hereby are exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Neither the Company nor any Person acting on its behalf has taken any action could subject the offering, issuance or sale of the Securities to the registration requirements of the Securities Act.

     (j) SEC DOCUMENTS; FINANCIAL STATEMENTS. The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC DOCUMENTS" and, together with the Schedules to this Agreement the "DISCLOSURE MATERIALS") on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material agreements to which the Company is a party or to which the property or assets of the Company are subject have been filed as exhibits to the SEC Documents as required. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting ("GAAP") principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Since December 31, 1997, except as specifically disclosed in the SEC Documents, (a) there has been no event, occurrence or development that has had or that could have or result in a Material Adverse Effect, (b) the Company has not incurred any liabilities (contingent or otherwise) other than (x) liabilities incurred in the ordinary course of business consistent with past practice and (y) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (c) the Company has not altered its method of accounting or the identity of its auditors and (d) the Company has not declared or made any payment or distribution of cash or other property to its stockholders or officers or directors (other than in compliance with existing Company stock option plans or salary paid in accordance with existing employment agreements or otherwise made in the ordinary course consistent with prior practice) with respect to its capital stock, or purchased, redeemed (or made any agreements to purchase or redeem) any shares of its capital stock. The Company last filed audited financial statements with the Commission on March 31, 1998, and has not received any comments from the Commission in respect thereof.

     (k) INVESTMENT COMPANY. The Company is not, and is not an Affiliate (as defined in Rule 405 under the Securities Act) ) of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (l) CERTAIN FEES. Except for certain fees payable by the Company to Wharton Capital Partners, Ltd., no fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement. The Company shall indemnify and hold harmless the Purchaser, its employees, officers, directors, agents, and partners, and their respective Affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as such fees and expenses are incurred.

     (m) SOLICITATION MATERIALS. Neither the Company nor any Person acting on the Company's behalf has (i) distributed any offering materials in connection with the offering and sale of the Securities, or (ii) solicited any offer to buy or sell the Securities by means of any form of general solicitation or advertising.

     (n) FORM S-3 ELIGIBILITY. The Company is eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

     (o) EXCLUSIVITY. The Company shall not issue and sell the Debentures to any Person other than the Purchaser other than with the specific prior written consent of the Purchaser.

     (p) SENIORITY. Except with respect to or in connection with private label vendor financing and/or other financing arrangements between the Company and Prime Leasing, Inc., no indebtedness of the Company is senior to the Debentures in right of payment, whether with respect to interest, damages or upon liquidation or dissolution, or otherwise.

     (q) LISTING AND MAINTENANCE REQUIREMENTS COMPLIANCE. The Company has not, in the two years preceding the date hereof, received notice (written or oral) from the NASDAQ or any other stock exchange, market or trading facility on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the listing or maintenance requirements of such exchange or market. The Company is in compliance with all such maintenance requirements.

     (r) PATENTS AND TRADEMARKS. The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and rights (collectively, the "INTELLECTUAL PROPERTY RIGHTS") which are necessary or material for use in connection with its business, and which the failure to so have would have a Material Adverse Effect. To the best knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

     (s) REGISTRATION  RIGHTS;  RIGHTS OF PARTICIPATION.  Except as set forth on
SCHEDULE 6(B) to the Registration Rights Agreement, (i) the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which has not been satisfied and
(ii) no Person, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

     (t) REGULATORY PERMITS. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not, individually or in the aggregate, have or result in a Material Adverse Effect ("MATERIAL PERMITS"), and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

     (u) TITLE. The Company and the Subsidiaries have good and marketable title in fee simple to all real property and personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, except for liens, claims or encumbrances as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

     (v) DISCLOSURE. The Company confirms that it has not provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material non-public information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

     (a) ORGANIZATION; AUTHORITY. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority, to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The purchase by the Purchaser of the Securities hereunder has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement, the Registration Rights Agreement and the Escrow Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms.

     (b) INVESTMENT INTENT. The Purchaser is acquiring the Securities for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof or interest therein, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

     (c) PURCHASER STATUS. At the time the Purchaser was offered the Debentures and the Warrant, it was, and at the date hereof it is, and at each exercise date under the Warrant, it will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

     (d) EXPERIENCE OF THE PURCHASER. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.

     (e) ABILITY OF THE PURCHASER TO BEAR RISK OF INVESTMENT. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

     (f) ACCESS TO INFORMATION. The Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

     (g) GENERAL SOLICITATION. The Purchaser is not purchasing the Debentures as a result of or subsequent to any advertisement, article, notice or other communication regarding the Debentures published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

     (h) RELIANCE. The Purchaser understands and acknowledges that (i) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

     The  Company   acknowledges   and  agrees  that  the  Purchaser   makes  no
representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.


                                   ARTICLE III
                         OTHER AGREEMENTS OF THE PARTIES

     3.1 TRANSFER RESTRICTIONS. (a) Securities may only be disposed of pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act. In connection with any transfer of Securities other than pursuant to an effective registration statement or to the Company, except as otherwise set forth herein, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act. Notwithstanding the foregoing, provided the Company receives such an opinion, the Company hereby consents to and agrees to register on the books of the Company and with any transfer agent for the securities of the Company any transfer of Securities by the Purchaser to an Affiliate of the Purchaser or to a fund under common management with the Purchaser, and any transfer among any such Affiliates or funds, provided that transferee certifies to the Company that it is an "accredited investor" as defined in Rule 501(a) under the Securities Act and that it is acquiring the Securities solely for investment purposes. Any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

     (b) The Purchaser agrees to the imprinting,  so long as is required by this
Section 3.1(b), of the following legend on the Securities:

          NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

     Underlying Shares shall not contain the legend set forth above nor any other legend if the conversion of Debentures, the payment of interest thereon, and exercise of the Warrant or other issuances of Underlying Shares as contemplated hereby, by the Debentures or the Warrant occurs at any time while an Underlying Securities Registration Statement is effective under the Securities Act or, in the event there is not an effective Underlying Securities Registration Statement at such time, if in the opinion of counsel to the Company such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue the legal opinion included in the Transfer Agent Instructions to the Company's transfer agent on the day that the Underlying Securities Registration Statement is declared effective by the Commission. The Company agrees that it will provide the Purchaser, upon request, with a certificate or certificates representing
Underlying Shares, free from such legend at such time as such legend is no longer required hereunder. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in this Section.

     3.2 ACKNOWLEDGMENT OF DILUTION. The Company acknowledges that the issuance of the Underlying Shares upon (i) conversion of the Debentures and payment of interest thereon in accordance with the terms of the Debentures, and (ii) exercise of the Warrant in accordance with its terms, may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligation to issue Underlying Shares upon (x) conversion of the Debentures and payment of interest thereon in accordance with the terms of the Debentures, and (y) exercise of the Warrant in accordance with its terms, is unconditional and absolute, subject to the limitations set forth herein, in the Debentures or pursuant to the Warrant, regardless of the effect of any such dilution.

     3.3 FURNISHING OF INFORMATION. As long as the Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. As long as the Purchaser owns Securities, if the Company is not required to file reports pursuant to such sections, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) promulgated under the Securities Act annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act, as well as any other information required thereby, in the time period that such filings would have been required to have been made under the Exchange Act. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell Underlying Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including the legal opinion referenced above in this Section. Upon the request of any such Person, the Company shall deliver to such Person a written certification of a duly authorized officer as to whether it has complied with such requirements.

     3.4 BLUE SKY LAWS. In accordance with the Registration Rights Agreement, the Company shall qualify or exempt the issuance and sale of the Underlying Shares under the securities or Blue Sky laws of such jurisdictions in the United States as the Purchaser may reasonably request and shall continue such qualification or exemption at all times until the Purchaser notifies the Company in writing that it no longer owns Securities; PROVIDED, HOWEVER, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then subject.

     3.5 INTEGRATION. The Company shall not, and shall use its best efforts to ensure that, no Affiliate shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser.

     3.6 INCREASE IN AUTHORIZED SHARES. At such times as the Company would be, if a notice of conversion or exercise (as the case may be) were to be delivered on such date, precluded from (a) issuing 200% of the number of Underlying Shares as would then be issuable upon a conversion in full of the principal amount of Debentures and as payment of any accrued and unpaid interest in respect thereof in shares of Common Stock, or (b) honoring the exercise in full of the Warrant, in either case, due to the unavailability of a sufficient number of shares of authorized but unissued or reserved Common Stock, the Board of Directors of the Company shall promptly (and in any case, within 30 Business Days from such date) prepare and mail to the stockholders of the Company proxy materials requesting authorization to amend the Company's Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue to at least such number of shares as reasonably requested by the Purchaser in order to provide for such number of authorized and unissued shares of Common Stock to enable the Company to comply with its conversion exercise and reservation of shares obligations as set forth in this Agreement, the Debentures and the Warrant (the sum of (x) the number of shares of Common Stock then authorized, (y) the number of shares of Common Stock then outstanding plus all shares of Common Stock issuable upon exercise of all outstanding options, warrants and convertible instruments, and (z) the sum of (i) 200% of the number of Underlying Shares as are then issuable upon a conversion in full of the principal amount of Debentures and as payment of interest thereon, and (ii) the number of Underlying Shares as are issuable upon exercise in full of the Warrant, shall be a reasonable number). In connection therewith, the Board of Directors shall (a) adopt proper resolutions authorizing such increase, (b) recommend to and otherwise use its best efforts to promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders no later than the 60th day after delivery of the proxy materials relating to such meeting) and (c) within five (5) Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company's Certificate of Incorporation to evidence such increase.

     3.7 LISTING AND RESERVATION OF UNDERLYING SHARES. (a) The Company shall (i) not later than the fifth Business Day following the Closing Date hereunder prepare and file with the NASDAQ (or such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) an additional shares listing application covering a number of shares of Common Stock which is at least equal to the number of shares required to be reserved pursuant to Section 2.1(d), (ii) take all steps necessary to cause such shares to be approved for listing in the NASDAQ (as well as on any such other national securities exchange or market or trading or quotation facility on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to the Purchaser evidence of such listing, and the Company shall maintain the listing of its Common Stock thereon. If the number of Underlying Shares as are issuable upon conversion in full of the then outstanding principal amount of Debentures, as payment of interest thereon, and upon exercise of the then unexercised portion of the Warrant exceeds 85% of the number of Underlying Shares previously listed on account thereof with NASDAQ (and such other required exchanges), the Company shall take the necessary actions to immediately list a number of Underlying Shares as equals the sum of (x) 200% of the number of Underlying Shares then issuable upon conversion of the principal amount of the Debentures and as payment of interest thereon and (y) the number of Underlying Shares as are then issuable upon exercise of the Warrant.

     (b) The Company shall maintain a reserve of Common Stock for issuance upon conversion of the Debentures and for payment of interest thereupon in shares of Common Stock pursuant to the terms of the Debentures and upon exercise of the Warrant in accordance with its terms, in such amount as may be required to fulfill obligations in full under the Transaction Documents, which reserve shall include a number of shares of Common Stock equal to no less than the Initial Minimum.

     3.8 CONVERSION PROCEDURES. The Transfer Agent Instructions, Conversion Notice (as defined in EXHIBIT A) and Notice of Exercise under the Warrant set forth the totality of the procedures with respect to the conversion of the Debentures and exercise of the Warrant, including the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchaser to convert its Debentures and exercise the Warrant as contemplated in the Debentures and the Warrant (as applicable).

     3.9 NOTICE OF BREACHES. (a) Each of the Company and the Purchaser shall give prompt written notice to the other of any breach by it of any representation, warranty or other agreement contained in any Transaction Document. However, no disclosure by either party pursuant to this Section shall be deemed to cure any breach of any representation, warranty or other agreement contained in any Transaction Document.

     (b) Notwithstanding the generality of Section 3.9(a), the Company shall promptly notify the Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated by the Transaction Documents violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Securities a copy of any written statement in support of or relating to such claim or notice.

     3.10 CONVERSION AND EXERCISE OBLIGATIONS OF THE COMPANY. The Company shall honor conversions of the Debentures and exercises of the Warrant and shall deliver Underlying Shares in accordance with the respective terms, conditions and time periods set forth in the respective Debentures and the Warrant.

     3.11 RIGHT OF FIRST REFUSAL; SUBSEQUENT REGISTRATIONS. (a) The Company shall not, directly or indirectly, without the prior written consent of the
Purchaser, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition) any of its or its Affiliates' equity or equity-equivalent securities in a transaction intended to be exempt or not subject to registration under the Securities Act (a "SUBSEQUENT PLACEMENT") for a period of 180 days after the Closing Date, except (i) the granting of options or warrants to employees, officers and directors, and the issuance of shares upon exercise of options granted, under any stock option plan heretofore or hereinafter duly adopted by the Company, (ii) shares of Common Stock issued upon exercise of any currently outstanding warrants and upon conversion of any currently outstanding convertible securities of the Company, in each case disclosed in SCHEDULE 2.1(C), (iii) shares of Common Stock issued upon conversion of Debentures and as payment of interest thereon and upon exercise of the Warrant in accordance with the Debentures or the Warrant, respectively, and (iv) securities which may be issued in connection with a joint venture or strategic alliance unless (A) the Company delivers to the Purchaser a written notice (the "SUBSEQUENT PLACEMENT NOTICE") of its intention to effect such Subsequent Placement, which Subsequent Placement Notice shall describe in reasonable detail the proposed terms of such Subsequent Placement, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Placement shall be affected, and attached to which shall be a term sheet or similar document relating thereto and (B) the Purchaser shall not have notified the Company by 5:00 p.m. (New York City time) on the fifth (5th) Trading Day after its receipt of the Subsequent Placement Notice of its willingness to cause the Purchaser to provide (or to cause its sole designee to provide), subject to completion of mutually acceptable documentation (which, if the Purchaser shall have indicated willingness to provide such financing, the Purchaser shall use its reasonable and good faith effort to complete prior to twenty (20) Trading Days from the date of its notice to the Company to provide such financing), financing to the Company on substantially the terms set forth in the Subsequent Placement Notice. If the Purchaser shall fail to notify the Company of its intention to enter into such negotiations within such time period, the Company may effect the Subsequent Placement substantially upon the terms and to the Persons (or Affiliates of such Persons) set forth in the Subsequent Placement Notice; PROVIDED, that the Company shall provide the Purchaser with a second Subsequent Placement Notice, and the Purchaser shall again have the right of first refusal set forth above in this paragraph (a), if the Subsequent Placement subject to the initial Subsequent Placement Notice shall not have been consummated for any reason on the terms set forth in such Subsequent Placement Notice within thirty (30) Trading Days after the date of the initial Subsequent Placement Notice with the Person (or an Affiliate of such Person) identified in the Subsequent Placement Notice.

     (b) Except for (x) Underlying Shares, (y) other "Registrable Securities" (as such term is defined in the Registration Rights Agreement) to be registered, and securities of the Company permitted pursuant to Schedule 6(b) of the Registration's Rights Agreement to be registered in the Underlying Securities Registration in accordance with the Registration Rights Agreement, and (z) Common Stock to be registered for resale in connection with financings permitted pursuant to paragraph (a)(i) and (iv) of Section 3.11(a), the Company shall not, without the prior written consent of the Purchaser (i) issue or sell any of its or any of its Affiliates' equity or equity-equivalent securities pursuant to Regulation S promulgated under the Securities Act, or (ii) register for resale any securities of the Company for a period of not less than 90 Trading Days after the date that the Underlying Securities Registration Statement is declared effective by the Commission. Any days that a Purchaser is unable to sell Underlying Securities under the Underlying Securities Registration Statement shall be added to such 90 Trading Day period for the purposes of (i) and (ii) above.

     3.12 CERTAIN SECURITIES LAWS DISCLOSURES; PUBLICITY. The Company shall: (i) issue a press release acceptable to the Purchaser disclosing the transactions contemplated hereby on the Closing Date, (ii) file with the Commission a Report on Form 8-K disclosing the transactions contemplated hereby within ten (10) Business Days after the Closing Date, and (iii) timely file with the Commission a Form D promulgated under the Securities Act as required under Regulation D promulgated under the Securities Act and provide a copy thereof to the Purchaser promptly after the filing thereof. The Company shall, no less than two (2) Business Days prior to the filing of any disclosure required by clauses (ii) and
(iii) above, provide a copy thereof to Encore Capital Management, L.L.C. ("ENCORE"). No such filing or disclosure may be made that mentions the Purchaser or Encore by name without the prior consent of Encore.

     3.13 USE OF PROCEEDS. The Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of Company debt or to redeem any Company equity or equity-equivalent securities. Pending application of the proceeds of this placement in the manner permitted hereby, the Company will invest such proceeds in interest bearing accounts and/or short-term, investment grade interest bearing securities.

     3.14 TRANSFER OF INTELLECTUAL PROPERTY RIGHTS. Except in connection with the sale of all or substantially all of the assets of the Company, the Company shall not transfer, sell or otherwise dispose of any Intellectual Property Rights, or allow any of the Intellectual Property Rights to become subject to any Liens, or fail to renew such Intellectual Property Rights (if renewable and it would otherwise lapse if not renewed), without the prior written consent of the Purchaser.

     3.15 REIMBURSEMENT. If the Purchaser, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by or against any Person, including stockholders of the Company, in connection with or as a result of the consummation of the transactions contemplated by Transaction Documents, the Company will reimburse the Purchaser for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which the Purchaser is a named party, the Company will pay the Purchaser the charges, as reasonably determined by the Purchaser, for the time of any officers or employees of the Purchaser devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearings, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any such Affiliate and any such Person. The Company also agrees that neither the Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Documents except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of the Purchaser or entity in connection with the transactions contemplated by this Agreement.


                                   ARTICLE IV
                                  MISCELLANEOUS

     4.1 FEES AND EXPENSES. At the Closing the Company shall (i) pay $15,000 to the Escrow Agent in connection with the preparation and negotiation of the Transaction Documents, and (ii) pay to $5,000 to Encore for its due diligence expenses and disbursements in connection with the transactions contemplated hereby. Other than the amounts contemplated in the immediately preceding sentence, and except as otherwise set forth in the Registration Rights Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Securities.

     4.2  ENTIRE  AGREEMENT;  AMENDMENTS.  This  Agreement,  together  with  the
Exhibits and Schedules hereto, the Registration Rights Agreement, the Debentures, the Transfer Agent Instructions, the Warrant and the Escrow Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

     4.3 NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in the Purchase Agreement later than 8:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

      If to the Company:    Intelligent  Medical Imaging,  Inc.
                            4360 Northlake Boulevard, Suite 214
                            Palm Beach Gardens,FL 33410
                            Facsimile No.:  (561)  627-0409
                            Attn:  Chief Financial Officer

      With copies to:       Edwards & Angell, LLP
                            250 Royal Palm Way
                            Palm Beach, FL 33480
                            Facsimile No.: (561) 655-8719
                            Attn: John G. Igoe

      If to the Purchaser:  JNC Opportunity Fund Ltd.
                            c/o Olympia Capital (Cayman) Ltd.
                            Williams House, 20 Reid Street
                            Hamilton HM11, Bermuda
                            Facsimile No.: (441) 295-2305
                            Attn: Director

      With copies to:       Encore Capital Management, L.L.C.
                            12007 Sunrise Valley Drive, Suite 460
                            Reston, VA  20191
                            Facsimile No.: (703) 476-7711
                            Attn: Managing Member

      With copies to:       Robinson Silverman Pearce Aronsohn &
                            Berman LLP
                            1290 Avenue of the Americas
                            New York, NY  10104
                            Facsimile No.: (212) 541-4630
                            Attn: Eric L. Cohen

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

     4.4 AMENDMENTS; WAIVERS. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     4.5 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     4.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser. Except as set forth in
Section 3.1(a), the Purchaser may not assign this Agreement or any of the rights or obligations hereunder (other than to an Affiliate of the Purchaser) without the consent of the Company, except that the Purchaser may assign its rights hereunder and under the Transaction Documents without the consent of the Company as long as such assignee demonstrates to the reasonable satisfaction of the Company its satisfaction of the representations and warranties set forth in
Section 2.2. This provision shall not limit the Purchaser's right to transfer securities or transfer or assign rights hereunder or under the Registration Rights Agreement.

     4.7 NO THIRD-PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and, other with respect to Encore who is an intended beneficiary of, and entitled to enforce, Sections 3.12, 4.1 and 4.11, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     4.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

     4.9 SURVIVAL. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and conversion or exercise (as the case may be) of the Debentures and the Warrant.

     4.10 EXECUTION. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

     4.11 PUBLICITY. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser or Encore, or include the name of the Purchaser or Encore in any filing with the Commission, or any regulatory agency, trading facility or stock market without the prior written consent of Encore, except to the extent such disclosure (but not any disclosure as to the controlling Persons thereof) is required by law, in which case the Company shall provide the Purchaser and Encore with prior notice of such disclosure.

     4.12 SEVERABILITY. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

     4.13 REMEDIES. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser will be entitled to specific performance of the obligations of the Company under the Transaction Documents. Each of the Company and the Purchaser agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Convertible Debenture Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                      INTELLIGENT MEDICAL IMAGING, INC.



                                      By:  /s/ GENE COCHRAN
                                      ----------------------------------
                                      Name:    Gene Cochran
                                      Title:   CFO



                                      JNC OPPORTUNITY FUND LTD.



                                      By:   /s/ NEIL T. CHAU
                                      ----------------------------------
                                      Name:     Neil T. Chau
                                      Title:

                               SCHEDULE 2.1(A) to
                    Convertible Debenture Purchase Agreement

Subsidiaries: None

                               SCHEDULE 2.1(C) to
                    Convertible Debenture Purchase Agreement

Authorized, issued and outstanding capital stock of the Company:

AUTHORIZED:                30,000,000 Shares Common Stock         $.01 par value

                         2,000,000 Shares Preferred Stock         $.01 par value

ISSUED AND OUTSTANDING     11,583,333 Shares Common Stock         $.01 par value
AS OF JUNE 25, 1998:

                               -0- Shares Preferred Stock         $.01 par value

Outstanding options, warrants, script rights, calls, commitments, rights or obligations convertible into or exchangeable for or rights to acquire or subscribe for Common Stock:

                         Options Reserved under Plans -
                            Employee Plan - 2,686,500
                      Non-Employee Director Plan - 268,650
    ----------------------------------------------------------------------

                     GRANTED                 EXERCISED               IN RESERVE

Employee            2,274,511                 767,625                  411,989

NON EMPLOYEE           42,900                      -0-                 225,750
      --------------------------------------------------------------------

                      WARRANTS OUTSTANDING AT JUNE 25, 1998

                22,800                  at $2 per share
               205,989               at $1.09 per share
               200,000               at $1.00 per share
                45,714               at $.035 per share

               474,503                            TOTAL
                                       for an aggregate
                                   total purchase price
                                         of $486,814.47

DOES NOT INCLUDE WARRANTS ISSUABLE TO PRIME LEASING CO. FOR UP TO 100,000 WARRANTS AT AVERAGE PER SHARE TRADING PRICE FOR QUARTER IN WHICH WARRANTS ARE ISSUED. TERM OF WARRANTS IS 36 MONTHS FROM DATE OF ISSUANCE.

Persons of Groups of Related Persons who beneficially own or have the right to acquire in excess of 5% of the Common stock:

1) The TCW Group, Inc., as parent holding company, holds 5% or more indirectly through its subsidiaries.

2) Tyce M. Fitzmorris, CEO and President of IMI, holds 5% or more which includes 10,000 shares held of record by Denee Shipley, Mr. Fitzmorris' daughter, who has granted Mr. Fitzmorris a voting proxy and right of first refusal with respect to the foregoing securities, and (ii) 1,245,000 shares held of record by Fitzmorris Family Investments Limited Partnership, the sole general partner of which is Fitzmorris Holdings, Inc. ("FHI"). Mr. Fitzmorris is the sole director, President and a majority shareholder of FHI.

3) Eric Espenhahn, Vice President of IMI, holds 5% or more in his own name, that of shares held by Mr. Espenhahn's wife, Karen Espenhahn, and shares held by Mr. Espenhahn as custodian for his son, John H. Espenhahn.

4) R. Wayne Fritzshe, formerly a director of IMI, holds 5% or more, including shares held by his wife, Diana Fritzsche.

5)        T. Rowe Price holds 5% or more, as an investment adviser.

                                    EXHIBIT A


See Exhibit Number 4.1 to this Registration Statement.

                                    EXHIBIT B


See Exhibit Number 1.2 to this Registration Statement

                                    EXHIBIT C

Edwards & Angell, LLP
Counsellors at Law Since 1894              750 Lexington Avenue
                                           New York, NY 10022-1200
                                           (212) 308-4411
                                           FAX (212) 308-4844

                             June 30, 1998

JNC Opportunity Fund Ltd.
c/o Olympia Capital (Cayman) Ltd.
Williams House, 20 Reid Street
Hamilton HM11, Bermuda

Ladies and Gentlemen:

     We have acted as counsel to Intelligent Medical Imaging, Inc. (the "Company") in connection with the execution and delivery of 6% Convertible Debentures in the aggregate principal amount of $3,000,000 of even date herewith (the "Debenture") of the Company payable to JNC Opportunity Fund Ltd. (the "Purchaser") and a Convertible Debenture Purchase Agreement (the "Purchase Agreement") each between the Company and the Purchaser of even date herewith, and in connection with the consummation of the transactions contemplated thereby. Capitalized terms used herein without definition are used as defined in the Purchase Agreement.

     This opinion is delivered to the Purchaser at the closing of the transactions contemplated by the Purchase Agreement.

     In our capacity as counsel to the Company, we have examined originals, or copies identified to our satisfaction as being true copies, of such corporate records, agreements, instruments and other documents of the Company as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     In connection with our opinions expressed herein we have, in addition to the records, agreements, instruments and documents referred to in the preceding paragraph, reviewed the following (collectively, the "Transaction Documents" and, individually, a "Transaction Document"):

       (a)  the Purchase Agreement;

       (b)  the Debenture;

       (c) the Common Stock Purchase Warrant (the "Warrant");

       (d)  the Registration Rights Agreement; and

       (e)  Escrow Agreement

     We have also examined such other documents and matters of law which we deemed relevant or necessary as a basis for the opinions expressed herein. As to questions of fact material to such opinions, we have, when relevant facts were not independently verified by us, relied without verification upon the Officer's Certificate attached hereto (the "officer's Certificate"), and representations and warranties of the Company as set forth in the Purchase Agreement, or certificates of public officials or upon the accuracy and completeness of the representations as to factual matters set forth in the Transaction Documents.

     Whenever our opinion with respect to the existence or absence of facts is stated to be based on our knowledge or awareness, it is intended to signify that during the course of our representation of the Company, no information has come to the attention of attorneys in this Firm who have worked on the transactions contemplated by the Transaction Documents which would give such attorneys knowledge of the existence or absence of such facts. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Company.


     In our examination,  we have assumed (a) the genuineness of all signatures,
(b) the completeness and authenticity of all documents and records submitted to us as originals, (c) the conformity to original documents and records of all documents and records submitted to us as certified photostatic or conformed copies, (d) the due execution and delivery of the Transaction Documents by all parties to such documents other than the Company, (e) the validity of all applicable statutes, ordinances, rules and regulations, (f) the legal capacity of all natural persons executing documents, and (g) the proper indexing and accuracy of all public records and documents.

     The opinions contained herein are as of the closing on the date hereof, and we assume no responsibility to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur.

     You have not asked us to pass upon the power and authority of any parties to the Transaction Documents (other than the Company) to enter into the Transaction Documents or to effect the transactions contemplated thereby, and for purposes of this opinion we are assuming that all parties (other than the Company) have the requisite power and authority to enter into and perform all their respective obligations thereunder, have taken all necessary corporate action to enter into the Transaction Documents and to effect such transactions, have duly executed and delivered such documents, and such documents constitute valid and binding obligations of such entities (other than the Company), enforceable against them in accordance with their terms.

     We have investigated such questions of law as we have deemed necessary for the purpose of rendering this opinion. Our opinions expressed herein are limited to the laws of the State of New York, the Corporation Law of the State of Delaware and the federal law of the United States, and we do not express any opinion herein concerning any other law.

     We render no opinion on matters except as specifically stated.

     We are not expressing any opinion as to, and hereby assume that all actions have been taken to effect, the Purchaser's compliance with any state or federal laws (or regulations of any political subdivision thereof) applicable to the transactions described in the Transaction Documents (including without limitation the enforcement of any rights granted thereby) because of the nature of the business of the Purchaser or facts relating specifically to any of them, or as to the effect of any such non-compliance as a result thereof on the opinions set forth below.

     The opinions hereinafter expressed are qualified to the extent that (a) the enforceability of any right or remedy granted in the Transaction Documents may be subject to or affected by any bankruptcy, reorganization, insolvency, avoidance, equitable subordination, fraudulent conveyance, arrangement, moratorium, marshaling or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, the Federal Bankruptcy Code and similar state and federal laws, (b) the remedy of injunctive relief, specific performance and any other equitable remedies may be unavailable in any jurisdiction or may be withheld as a matter of judicial discretion; (c) the enforceability of any right or remedy granted in the Transaction Documents may be subject to general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or in law) and to the discretion of the court before which proceedings thereof may be brought;
(d) the enforceability of any agreement or instrument or any right granted thereunder may be subject to public policy considerations or court decisions which may limit rights to obtain indemnification; (e) the enforceability of any agreement or instrument, any right granted thereunder or provisions thereof expressly or by implication waiving broadly or vaguely stated rights, unknown future rights, defenses to obligations or rights granted by law, where such waivers are against public policy or prohibited by law, may be subject to the unenforceability under certain circumstances under applicable law or court decisions but, for the purposes of this clause (e), the application of any such law or decision would not, in our opinion, render the Transaction Documents invalid as a whole, or render the remedies provided for therein, taken as a whole, inadequate for the practical realization of the benefits intended to be provided thereby (except for the economic consequences of procedural or other delay, and (f) the enforceability of any right or remedy granted in the Transaction Documents may be subject to or affected by any usury or other similar laws relating to the setting of interest rates, or the payment of interest.

     On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

          1. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. To our knowledge, the Company has no subsidiaries. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

          2. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

          3. Based solely on our review of the Company's Certificate of Incorporation on file with the Delaware Secretary of State, the Company's Bylaws, the Company's minute book, the Company's stock records, the SEC
Documents (as defined in paragraph 8 below) and the Officer's Certificate attached hereto (the "Officer's Certificate"), (i) no shares of common stock of the Company, par value $.01 per share ("Common Stock"), are entitled to preemptive or similar rights, nor (ii) except as specifically disclosed in
Schedule 2.1(c) to the Purchase Agreement, are there any outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures and the Warrant, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.

          4. The Debentures and the Warrant have been duly authorized and, when paid for and issued in accordance with the terms of the Purchase Agreement, shall have been validly issued and fully paid.

          5. The Company has duly authorized and reserved for issuance such number of Underlying Shares (such number being not less than 200% of the number of shares of Common Stock which would be issuable upon conversion of the Debentures, assuming such conversion occurred as of the date hereof) as are issuable upon conversion of the Debentures, as payment of interest thereon, and upon exercise of the Warrant as required pursuant to the terms of the Purchase Agreement, the Debentures and the Warrant. When issued by the Company in accordance with the terms of the Purchase Agreement, the Debentures and the Warrant (as the case may be), and assuming the payment in full of the purchase price of the Debentures and payment in full of the exercise price of the Warrants (as the case may be) the Underlying Shares will be validly issued, fully paid and nonassessable.

          6. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by such agreements do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or Bylaws, (ii) to our knowledge (except with respect to exhibits listed in the SEC Documents as to which this opinion is given without a knowledge qualification) and subject to Required Approvals, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or other written instrument relating to indebtedness of the Company or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any property or asset of the Company is bound or affected, except where such violation or restriction would not have, or result in, a Material Adverse Effect, and except that we express no opinion with respect to usury laws. To our knowledge, the business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority.

          7. Other than the Required Approvals, the Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other Federal, state, local or other governmental authority in connection with the execution, delivery and performance by the Company of the Transaction Documents.

          8. To our knowledge, the Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (collectively, the "SEC Documents") on a timely basis, or has received a valid extension of such time of filing and made such filing within the applicable grace period. As of their respective dates, the SEC Documents complied in all material respects as to form with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

          9. Assuming the accuracy of the representations and warranties of the Company set forth in Section 2.1 of the Purchase Agreement and of the Purchaser set forth in Section 2.2 of the Purchase Agreement, the offer, issuance and sale of the Debentures and the Warrant and the offer, issuance and sale of the Underlying Shares to the Purchaser pursuant to the Purchase Agreement, the Debentures and the Warrant are exempt from the registration requirements of the Securities Act.

     The opinions contained herein are as of the date hereof, and we assume no responsibility to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in law which may hereafter occur.

     The above opinions are limited solely to matters expressly set forth above. No other opinions are intended, nor should they be inferred herefrom. This opinion is rendered solely for the benefit of the Purchaser, and solely in connection with the transactions described above and, except for its counsel, may not be relied upon by you or any other person or entity for any other purpose.

                                       Very truly yours,

                                       /s/ Edwards & Angell, LLP
                                       -------------------------
                                           EDWARDS & ANGELL, LLP

                             CERTIFICATE OF OFFICER
                        INTELLIGENT MEDICAL IMAGING, INC.


     The undersigned being the duly elected and acting Chief Financial Officer of Intelligent Medical Imaging, Inc., a Delaware corporation (the "Company"), in connection with the opinion of Edwards & Angell (the "Opinion"), to JNC Opportunity Fund Ltd., a Cayman Islands corporation, to which this Certificate is attached, hereby certify as follows:

     1. The Company has no subsidiaries.

     2. No shares of common stock of the Company, par value $.01 per share ("Common Stock"), are entitled to preemptive or similar rights. Except as specifically disclosed in Schedule 2.1(c) to the Purchase Agreement, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or, except as a result of the purchase and sale of the Debentures and the Warrant, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock

     3. All of the factual representations of the Company set forth in the Purchase Agreement are true and correct as of the date hereof.

     IN WITNESS WHEREOF, the undersigned has executed this consent as of this 30th day of June, 1998.

                                                  /S/ GENE COCHRAN
                                                  --------------------

                                    EXHIBIT D


See Exhibit Number 4.2 to this Registration Statement.